EXHIBIT 23.2
                                                          ------------











         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cadiz Land Company, Inc. of our report dated November 22, 1996 relating to the consolidated financial statements of Sun World International, Inc. at September 13, 1996, which appears in the Current Report on Form 8-K of Cadiz Land Company, Inc.





/s/  Price Waterhouse LLP



Los Angeles, California
November 25, 1996